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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Chubb Corporation and Chubb Capital Corporation for the registration of $400,000,000 of debt securities, guaranteed debt securities, common stock, preferred stock, depositary shares and warrants and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) and our report dated March 27, 1995 with respect to the financial statement schedules included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP

New York, New York
May 3, 1995